      As filed with the Securities and Exchange Commission on July 25, 1996

                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                TRANSMATION, INC.
             (Exact name of Registrant as specified in its charter)

           OHIO                                                16-0874418
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             10 VANTAGE POINT DRIVE
                            ROCHESTER, NEW YORK 14624
                                 (716) 352-7777
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

       EXTENDED AND AMENDED EMPLOYMENT AGREEMENT DATED AS OF APRIL 1, 1996
               BETWEEN TRANSMATION, INC. AND ROBERT G. KLIMASEWSKI
  AMENDED NON-STATUTORY STOCK OPTION AGREEMENT DATED AUGUST 15, 1995 AS AMENDED
          MARCH 11, 1996 BETWEEN TRANSMATION, INC. AND ERIC W. MCINROY
                             (Full titles of Plans)

                              ROBERT G. KLIMASEWSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TRANSMATION, INC.
                             10 VANTAGE POINT DRIVE
                            ROCHESTER, NEW YORK 14624
                                 (716) 352-7777

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                            Proposed              Proposed
                                     Title of                            maximum offer-            maximum           Amount of
                                    securities          Amount to         ing price per           aggregate         registration
        Title of Plan            to be registered     be registered         share(1)          offering price(1)         fee
- -----------------------------------------------------------------------------------------------------------------------------------

Extended and Amended            Common Stock,            24,300              $8.5625             $208,068.75           $71.75
Employment Agreement            par value $.50
dated as of April 1, 1996       per share
between Transmation, Inc.
and Robert G. Klimasewski

- -----------------------------------------------------------------------------------------------------------------------------------
Amended Non-Statutory           Common Stock,            23,950              $8.5625             $205,071.88           $70.71
Stock Option Agreement          par value $.50
dated August 15, 1995 as        per share
amended March 11, 1996
between Transmation, Inc.
and Eric W. McInroy

- -----------------------------------------------------------------------------------------------------------------------------------

Total                                                    48,250              $8.5625             $413,140.63          $142.46
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c), as of July 19, 1996, solely for the purpose of calculating the registration fee.

                                 --------------

Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of each of the Plans.

                                 --------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

          (b)  the Registrant's Current Report on Form 8-K, dated April 3, 1996;

          (c) the description of the Registrant's Common Stock, par value $.50 per share, contained in Item 13 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 2-27910), filed with the Securities and Exchange Commission on February 29, 1968.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article VI of the Registrant's Code of Regulations, as amended, provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL").

        With respect to indemnification of directors and officers, Section 1701.13 of the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the OGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Furthermore, the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of: (i) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to OGCL Section 1701.95 (relating to unlawful loans, dividends, and distributions of assets).

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.        EXHIBITS

        Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 5 hereof.

ITEM 9.        UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

               (1) to file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 23rd day of July, 1996.

                                    TRANSMATION, INC.

                                By: /s/ Robert G. Klimasewski
                                    -------------------------------------
                                    Robert G. Klimasewski
                                    President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                           TITLE                                  DATE
                                                    President, Chief Executive
/s/ Robert G. Klimasewski                           Officer and Director                     July 23, 1996
- ----------------------------------                  (Principal Executive
Robert G. Klimasewski                               Officer)

                                                    Vice President, Finance
/s/ John A. Misiaszek                               (Principal Financial Officer             July 23, 1996
- ----------------------------------                  and Principal Accounting
John A. Misiaszek                                   Officer)


/s/ Angelo J. Chiarella                             Director                                 July 24, 1996
- ----------------------------------
Angelo J. Chiarella

/s/ E. Lee Garelick                                 Director                                 July 23, 1996
- ----------------------------------
E. Lee Garelick

                                                    Director                                 July ___, 1996
- ----------------------------------
Gerald R. Katz

/s/ Cornelius J. Murphy                             Director                                 July 23, 1996
- ----------------------------------
Cornelius J. Murphy
                                                    Director                                 July ___, 1996

- ----------------------------------
John W. Oberlies

                                                    Director                                 July ___, 1996
- ----------------------------------
Harvey J. Palmer

                                                    Director                                 July ___, 1996
- ----------------------------------
Arthur M. Richardson

/s/ Philip P. Schulp                                Director                                 July 23, 1996
- ----------------------------------
Philip P. Schulp


                                INDEX TO EXHIBITS

 (4) Instruments defining the rights of security holders, including indentures

        (a) Articles of Incorporation of the Registrant, as amended (Exhibit 4(a))1

        (b)  Code of Regulations of the Registrant, as amended (Exhibit 3)2

        (c) Revolving Credit Agreement between the Registrant and Manufacturers and Traders Trust Company dated September 13, 1994 (Exhibit 1)3; Agreement and Amendment No. 1 thereto (Exhibit 4(c))4; Agreement and Amendment No. 2 thereto (Exhibit 4(d))5

*(5)    Opinion of Harter, Secrest & Emery

(15)    Letter re unaudited interim financial information

               Not applicable.

(23)    Consents of Experts and Counsel

        *(a)   Consent of Price Waterhouse LLP

        *(b)   Consent of Ronald E. Rothstein, CPA

        *(c)   Consent of Harter, Secrest & Emery (contained in Exhibit (5))

(24)    Power of Attorney

               Not applicable.

(28) Information from reports furnished to State insurance regulatory authorities

               Not applicable.

(99)    Additional Exhibits

        (a) Non-Statutory Stock Option Agreement dated August 15, 1995 between Transmation, Inc. and Eric W. McInroy (Exhibit 10(j))4; Amendment No. 1 thereto dated March 11, 1996 (Exhibit 10(c))6

        (b) Extended and Amended Employment Agreement dated as of April 1, 1996 between Transmation, Inc. and Robert G. Klimasewski (Exhibit 10(d))6

- ----------------------------

*       Exhibit filed with this Registration Statement.

1 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-61665) filed on August 8, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement on Form S-8.

2 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report on Form 10-K.

3 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994. The exhibit number contained in parenthesis refers to the exhibit number in such Quarterly Report on Form 10-Q.

4 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Quarterly Report on Form 10-Q.

5 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Quarterly Report on Form 10-Q.

6 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report on Form 10-K.